                                                                       Exhibit n

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 2005 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Tax-Advantaged Floating Rate Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-124087) and this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21705).


                                                /s/ Ernst & Young LLP

Chicago, Illinois
May 17, 2005